UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TSR, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

[DATE]

TSR, Inc.
400 OSER AVENUE
HAUPPAUGE, NY 11788

Dear Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of TSR, Inc. (“TSR” or the “Company”) has been rescheduled and will be held at [the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788], on                      , 2019 at 9:00 a.m. local time. The Board of Directors of the Company (the “Board”) previously postponed the Annual Meeting in order to provide the Company with additional time to review and respond to stockholder proposals made by Zeff Capital, L.P. (“Zeff”), to afford the Special Committee of the Board additional time to consider various strategic alternatives available to the Company, and to assess and respond to various ongoing stockholder lawsuits.

The matters on which you, as a stockholder of the Company, are being asked to vote are: 1) the election of two (2) Class I directors; 2) the appointment of CohnReznick LLP as the independent registered public accountants of the Company; and 3) the consideration of three stockholder proposals, if properly presented at the Annual Meeting.

Zeff has notified the Company of its intention to propose two (2) Class I director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board. The Board believes Zeff’s director nominations and stockholder proposals are part of a scheme to take control of the Company and its operations. The Board believes that Zeff is working together with Fintech Consulting LLC (“Fintech”) and QAR Industries, Inc. (“QAR”) (collectively, the “Insurgent Group”), who the Board believes together constitute a “group,” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. The Company further believes that the Insurgent Group has purposefully failed to disclose that they are acting as a group because its plans for the Company are in the best interests of the Insurgent Group only, not the Company and its other stockholders.

The Company believes that voting in accordance with the Board’s recommendations on the proposed matters is in the best interest of all stockholders. Your vote is extremely important. Please vote your shares as soon as possible, even if you plan to attend the meeting, by signing, dating and returning the GOLD proxy card in the enclosed postage pre-paid envelope, or by authorizing your proxy electronically via the Internet using the Internet address on the GOLD proxy card, or by telephone using the toll-free number on the GOLD proxy card. Voting now will not limit your right to change your vote or to attend the Annual Meeting. A Notice and Proxy Statement regarding the Annual Meeting, proxy card for your vote, and postage prepaid envelope in which to return your proxy card are enclosed. The Board urges you not to sign, return or vote the white proxy card sent to you by Zeff.

By Order of the Board of Directors,

John G. Sharkey, Secretary

Hauppauge, New York

                            , 2019

TSR, Inc.
400 OSER AVENUE
HAUPPAUGE, NY 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on                        , 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TSR, Inc. (“TSR” or the “Company”), a Delaware corporation, will be held at [the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788], on                            , 2019 at 9:00 a.m. local time, to consider and act upon the following matters:

1.	To elect two (2) Class I Directors.

2.	To ratify the appointment by the Audit Committee of the Board of Directors and the Board of Directors of CohnReznick LLP as the independent registered public accountants of the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2019.

3.	To vote on the stockholder proposals described in the accompanying proxy statement if properly presented at the meeting.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Zeff Capital, L.P. (“Zeff”) has notified the Company of its intention to propose two (2) Class I director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive solicitation materials, including a white proxy card, from Zeff seeking your proxy to vote for Zeff’s nominees. The Board does not endorse any Zeff nominees and urges you not to sign, return or vote the white proxy card sent to you by Zeff.

Stockholders of record at the close of business on                             , 2019 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder of the Company, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the date of the Annual Meeting.

Your vote is extremely important.

We request that you vote your shares by signing and dating the enclosed GOLD proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions provided on the enclosed GOLD proxy card as soon as possible.

If you have already voted using a white proxy card sent to you by Zeff, you can revoke it by signing and dating the enclosed GOLD proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet or by telephone by following the instructions provided on the enclosed GOLD proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

By Order of the Board of Directors,

John G. Sharkey, Secretary

Hauppauge, New York

                            , 2019

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING BY VOTING IN ONE OF THE FOLLOWING WAYS:

(1)	VIA THE INTERNET – GO TO THE WEBSITE DESIGNATED ON THE ENCLOSED GOLD PROXY CARD.

(2)	BY TELEPHONE – CALL THE TELEPHONE NUMBER DESIGNATED ON THE ENCLOSED GOLD PROXY CARD.

(3)	BY MAIL – COMPLETE, DATE, AND SIGN THE ENCLOSED GOLD PROXY CARD AND MAIL IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NEEDED IF THE GOLD PROXY CARD IS MAILED WITHIN THE UNITED STATES.

YOUR PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

i

TSR, Inc.
400 Oser Avenue
Hauppauge, NY 11788

ANNUAL MEETING OF STOCKHOLDERS
to be held on                             , 2019

PROXY STATEMENT

This solicitation of proxies is being made by the Board of Directors (the “Board”) of TSR, Inc. (“TSR” or the “Company”) for use at the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held at [the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788], on                             , 2019 at 9:00 a.m. or at any postponement or adjournment thereof. The Board and officers and employees of the Company will solicit proxies by mail, telephone and personal contact for no additional compensation.

This Proxy Statement (“Proxy Statement”), the enclosed form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2018 shall be mailed on or about                             , 2019 to holders of record of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), as of                             , 2019. Only Stockholders of record at the close of business on                             , 2019 are entitled to vote at the Annual Meeting. On December 17, 2018 there were 1,962,062 shares of Common Stock issued and outstanding.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to be held on                             , 2019

This Proxy Statement, a copy of the form of proxy and the Company’s Annual Report for the fiscal year ended May 31, 2018 are available on the Investor Relations page of our website at www.tsrconsulting.com.

QUESTIONS & ANSWERS ABOUT THIS PROXY SOLICITATION

The following are some of the questions that you may have about this Proxy Statement and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first distributed beginning on or about                             , 2019, for more information about these topics.

Why am I receiving these materials?

TSR has made these materials available to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held at [the Radisson Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788], on                             , 2019 at 9:00 a.m., or at any postponement or adjournment thereof. The Company, on behalf of the Board, is soliciting your proxy to vote your shares at the Annual Meeting. We solicit proxies to give stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is being voted on at the Annual Meeting?

The Company is aware of five (5) matters that stockholders may vote on at the Annual Meeting. These matters are listed on the Company’s proxy card, including three stockholder proposals (Proposals Nos. 3 through 5) that will only be voted upon if properly presented at the Annual Meeting. The five matters listed on the Company’s proxy card are as follows:

1.	The election to the Board of two (2) Class I nominees (Proposal No. 1);

2.	The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019 (Proposal No. 2);

3.	A non-binding stockholder proposal by Zeff Capital, L.P. (“Zeff”) requesting a declassified board structure (Proposal No. 3);

4.	A stockholder proposal by Zeff requiring a vote of at least 80% of the Board to increase the number directors on the Board (Proposal No. 4); and

5.	A stockholder proposal by Zeff to repeal any bylaw amendments adopted by the Board without the approval of stockholders after August 27, 2018 (Proposal No. 5).

How does the Board of TSR recommend that I vote?

At the Annual Meeting, the Board of TSR recommends that you vote your shares:

1.	“FOR” the election of all Company nominees listed in this Proxy Statement to the Board (Proposal No. 1);

2.	“FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019 (Proposal No. 2);

3.	“AGAINST” the non-binding stockholder proposal by Zeff requesting a declassified board structure (Proposal No. 3);

4.	“AGAINST” the stockholder proposal by Zeff requiring a vote of at least 80% of the Board to increase the number directors on the Board (Proposal No. 4); and

5.	“AGAINST” the stockholder proposal by Zeff to repeal any bylaw amendments adopted by the Board without the approval of stockholders after August 27, 2018 (Proposal No. 5).

IT IS EXTREMELY IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE
ANNUAL MEETING IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY ZEFF.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL COMPANY
DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT, “FOR” THE RATIFICATION OF
THE APPOINTMENT OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM, AND “AGAINST” EACH OF THE STOCKHOLDER PROPOSALS
MADE BY ZEFF.

PLEASE VOTE TODAY. TO VOTE, PLEASE SIGN, DATE AND RETURN THE GOLD PROXY CARD
IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR BY INTERNET, OR BY TELEPHONE.

Who is entitled to vote at the Annual Meeting?

– Stockholders of record of shares of Common Stock, at the close of business on                               , 2019 (the “Record Date”) are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the record date, there were                 shares of Common Stock issued and outstanding. There are no other voting securities of the Company outstanding.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares. Your broker is required to vote your shares in accordance with your instructions. Given the contested nature of the election of Directors, if you do not give instructions to your broker, your broker may or may not be able to vote your shares. It is very important to instruct your broker how to vote your shares by following their voting instructions.

How do I vote?

Stockholder of Record. If you are a stockholder of record you can vote in any one of four ways:

1.	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed GOLD proxy card.

2.	By Telephone. You may vote by proxy by calling the toll free number found on the enclosed GOLD proxy card.

3.	By Mail. You may vote by proxy by filling out the GOLD proxy card and returning it in the envelope provided.

4.	In person. You may vote in person at the Annual Meeting by requesting a ballot from an usher when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name” and you can vote in any one of two ways:

1.	Broker Instructions. A Notice was forwarded to you by a brokerage firm, bank, broker-dealer, or other similar organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares. Your broker is required to vote your shares in accordance with your instructions. Given the contested nature of the election of Directors, if you do not give instructions to your broker, your broker may or may not be able to vote your shares. It is very important to instruct your broker how to vote your shares by following their voting instructions.

2.	In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

How many votes are required to approve each proposal?

1.	Proposal No. 1 - Election to the Company’s Board of two (2) Class I nominees named in this Proxy Statement. Candidates for election as members of the Board who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected; an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board, nor is it a prerequisite to election for a candidate to receive more affirmative votes than authority withheld votes. A proxy that withholds authority with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum, but, with respect to any specific nominee, will not be considered to have been voted for such nominee. Broker non-votes, if any, are not considered votes cast and will have no effect.

2.	Proposal No. 2 - Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019. Adoption of this proposal requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will not be counted in determining the number of shares necessary for approval of the proposal.

3.	Proposal No. 3 - A non-binding stockholder proposal by Zeff requesting a declassified board structure. Adoption of this proposal requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposal. Broker non-votes will not be considered entitled to vote on this proposal and will not be counted in determining the number of shares necessary for approval of the proposal.

4.	Proposal No. 4 - A stockholder proposal by Zeff requiring a vote of at least 80% of the Board to increase the number directors on the Board. Adoption of this proposal requires the affirmative vote of the holders of two-thirds of the voting stock eligible to vote on the proposal. Abstentions and broker non-votes will have the effect of a negative vote on the proposal.

5.	Proposal No. 5 - A stockholder proposal by Zeff to repeal any bylaw amendments that may be adopted by the Board after August 27, 2018. Adoption of this proposal requires the affirmative vote of the holders of two-thirds of the voting stock eligible to vote on this proposal. Abstentions and broker non-votes will have the effect of a negative vote on the proposal.

What is the deadline for submitting proxies?

Proxies can be submitted until the polls are closed at the Annual Meeting. If you are voting via the internet, you must submit your proxy by 11:59 p.m., Eastern Time, the day prior to the Annual Meeting. However, to be sure that the Company receives your proxy in time to utilize it, please provide your proxy as early as possible.

May I change or revoke my vote after I return my proxy card?

Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a stockholder who attends the Annual Meeting in person may, if the stockholder wishes, vote by ballot at the Annual Meeting, thereby canceling any proxy previously given. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares.

Why have I received different color proxy cards?

The Company has provided you with the enclosed GOLD proxy card. The Board unanimously recommends using the enclosed GOLD proxy card to vote “FOR” each of the Board’s nominees for directors. If TSR receives a validly executed GOLD proxy card from you, your shares will be voted by the TSR proxies as indicated in your voting preference selection. We strongly encourage you to cast your vote according to the instructions on your GOLD proxy card, as promptly as possible.

Zeff has notified TSR of its intention to nominate a slate of two nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by our Board. As a result, you may receive solicitation materials, including a White proxy card, from Zeff seeking your proxy to vote for the Zeff Nominees. The Board does NOT endorse any of the Zeff Nominees and strongly urges that you DO NOT sign or return any White proxy card sent to you by Zeff. Submitting a proxy card sent to you by Zeff (even if you withhold your vote on the Zeff Nominees) will revoke votes you have previously made via our GOLD proxy card.

The Board recommends that you simply DISREGARD and THROW AWAY the White proxy card.

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date constitutes a quorum at the Annual Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in “street name” indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and submit your GOLD proxy card but do not make specific choices with respect to the proposals, your proxy will follow the Board’s recommendations and your shares will be voted (i) “FOR” of the election of the Company’s candidates for director under Proposal No. 1, (ii) “FOR” the ratification of CohnReznick LLP as the Company’s independent registered public accountants under Proposal No. 2, (iii) “AGAINST” the stockholder proposal requesting a declassified board structure under Proposal No. 3, (iv) “AGAINST” the stockholder proposal requiring a vote of at least 80% of the Board to increase the number directors on the Board under Proposal No. 4, and (v) “AGAINST” the stockholder proposal to repeal any amendments to TSR’s bylaws adopted by the Board after August 27, 2018 under Proposal No. 5.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (Proposal No. 1) and the stockholder proposals by Zeff (Proposals Nos. 3 through 5) are considered non-routine matters under applicable rules. A broker cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal No. 1, and Proposals Nos. 3 through 5. Broker non-votes will have no effect on Proposals No. 1 through 3 and will have the effect of a negative vote on Proposals No. 4 and 5.

The proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019 (Proposal No. 2) is considered a routine matter under applicable rules. A broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

Who will count the vote?

All votes will be tabulated by the independent inspector of election appointed for the Annual Meeting. The inspector of election will separately tabulate affirmative votes, authority withheld and broker non-votes with regard to the election of directors under Proposal No. 1; affirmative votes, negative votes, abstentions and broker non-votes with regard to the vote to approve the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2019 under Proposal No. 2; affirmative votes, negative votes, abstentions and broker non-votes with regard to the vote on the stockholder proposal requesting a declassified board structure under Proposal No. 3; affirmative votes, negative votes, abstentions and broker non-votes with regard to the vote on the stockholder proposal requiring a vote of at least 80% of the Board to increase the number directors on the Board under Proposal No. 4; and affirmative votes, negative votes, abstentions and broker non-votes with regard to the vote on the stockholder proposal to repeal any amendments to TSR’s bylaws adopted by the Board without approval of the stockholders after August 27, 2018 under Proposal No. 5.

When will the voting results be disclosed?

The Company will publish voting results in a current report on Form 8-K that we will file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting. If on the date of this filing the inspector of election for the Annual Meeting has not certified the voting results as final, the Company will announce that the results are not final and publish the final results in a subsequent amended Form 8-K filing within four business days after the final voting results are known.

How can I attend the Annual Meeting?

Directions to attend the Annual Meeting where you may vote in person can be found on the “Contact Us” section of our website at www.tsrconsulting.com.

Whom should I contact if I have any questions regarding this proxy solicitation?

Generally, stockholders who have questions or concerns and wish to communicate with the Board should follow the instructions contained under the section of this Proxy Statement entitled “Stockholder Communications with Directors.”

If you have questions or require assistance in voting your shares, you should call Alliance Advisors LLC, TSR’s proxy solicitor for the Annual Meeting, toll-free at 855-643-7308.

BACKGROUND OF THIS PROXY SOLICITATION

The Board and the Company’s management regularly evaluate the Company’s performance, future growth prospects and overall strategic direction, and consider strategies for improving the Company’s competitive position and enhancing shareholder value. In considering the strategic direction and opportunities to enhance shareholder value, the Board and the Company occasionally receive and evaluate input from Company stockholders and determine whether any such recommendations are in the best interests of the Company and its stockholders.

On May 18, 2017, the Board received a letter from Zeff Capital, L.P. (“Zeff”), dated May 17, 2017. The letter described Zeff as the Company’s largest outside shareholder, owning approximately 7.2% of the Company’s Common Stock and indicated that Zeff was interested in purchasing the entire Company at a cash purchase price of $6.15 per share. The letter was also attached as an exhibit to a Schedule 13D filed with the SEC on May 18, 2017 by Zeff, Zeff Holding Company, LLC and Daniel Zeff (the “Zeff Entities”).

The Board considered the offer, and, on May 30, 2017, determined it was in the best interests of the Company and its stockholders to remain independent and to continue to execute the Company’s business plans on a standalone basis and informed Zeff of this decision via a letter from the then-Chairman of the Board, Joseph Hughes. Joseph Hughes was the Company’s Chairman, President and Chief Executive Officer until his resignation effective on July 5, 2017. Joseph Hughes is also the father of Christopher Hughes, the Chairman, President and Chief Executive Officer of the Company.

On June 12, 2017, the Zeff Entities filed an amendment to their Schedule 13D disclosing that Zeff would not be pursuing a transaction with the Company any further as a result of the increase in the Company’s stock price, which was significantly above Zeff’s $6.15 offer price, and because of the Company’s decision not to pursue a transaction. On June 15, 2017, the Zeff Entities filed another amendment to their Schedule 13D indicating that Zeff’s beneficial ownership of Common Stock was below 5%, and, according to disclosures made in its proxy statement on Schedule 14A filed on November 1, 2018, Zeff sold all of its Common Stock by June 15, 2017.

On June 25, 2018, the Company received a letter from James Hughes, on behalf of Joseph Hughes and his wife, Winifred Hughes, requesting that the Board pursue a sale of the Company. James Hughes is the son of Joseph and Winifred Hughes and the brother of Christopher Hughes. James Hughes is not a current officer, employee or director of the Company. As of June 25, 2018, Joseph and Winifred Hughes beneficially owned approximately 41.8% of the outstanding Common Stock.

On July 9, 2018, the Board established a Special Committee of the Board (the “Special Committee”) to review the request submitted by Joseph and Winifred Hughes that the Board pursue a sale of the Company and in the context of that review consider and evaluate other strategic alternatives available to the Company, including (a) potential opportunities for a sale of the Company by way of merger, consolidation, sale of equity securities (including the Company’s outstanding Common Stock), sale of all or substantially all of the Company’s assets, or other strategic transactions; (b) recapitalization of the Company; (c) the sale or exchange of the shares of Common Stock held by Mr. Hughes and Mrs. Hughes in a transaction involving the Company; or (d) remaining independent and continuing to execute the Company’s business plans on a standalone basis or pursuing opportunities to grow through acquisitions, and to review, consider and evaluate, for purposes of advising the full Board, whether any of the potential strategic alternatives is in the best interests of the Company’s stockholders. The Board has appointed Ira D. Cohen (Chairman of the Special Committee), William J. Kelly, Brian J. Mangan and Raymond A. Roel to serve as members of the Special Committee, and determined that each of the members of the Special Committee is an independent director. The Special Committee was empowered to hire, at the Company’s expense, legal, financial and public relations advisors to assist the Special Committee in the performance of its duties. The Special Committee hired CoView Capital (“CoView”), an independent investment banking firm to advise it in the consideration of its duties. Farrell Fritz, P.C. is acting as the independent legal adviser to the Special Committee.

On July 16, 2018, the Special Committee received a letter from James Hughes informing the Special Committee that he had received an offer from a group consisting of Zeff, QAR Industries, Inc. and Fintech Consulting LLC (each, an “Insurgent” and, collectively, the “Insurgent Group”) to purchase the shares of Common Stock owned by Joseph and Winifred Hughes for a price of $6.25 per share. James Hughes also provided the Special Committee with a copy of the letter received from Zeff, which Joseph and Winifred Hughes also included as exhibits to Schedule 13D amendments filed with the SEC on July 17, 2018. The letter stated that Zeff was acting together as partners with QAR Industries, Inc. and Fintech Consulting LLC in offering to acquire the shares owned by Joseph and Winifred Hughes.

On July 24, 2018, Joseph Hughes and Winifred Hughes each filed an amendment to Schedule 13D (the “Hughes 13D Amendments”) with the SEC. Each of the Hughes 13D Amendments disclosed that James Hughes, acting in his capacity as representative and attorney-in-fact for the Hughes, had entered into a share purchase agreement on July 20, 2018 (the “Share Purchase Agreement”) with the Insurgent Group for the sale of 819,491 shares of Common Stock of the Company, representing 41.8% of the Company’s outstanding Common Stock. The Hughes 13D Amendments indicated that the transaction closed on July 23, 2018.

On July 25, 2018, the Company filed a Current Report on Form 8-K with the SEC disclosing that it believed a change in control of the Company had occurred as a result of the Hughes’ sale of approximately 41.8% of the Common Stock to the Insurgent Group. The sale by a former controlling stockholder of a significant stake to the Insurgent Group led the Company to conclude that a change in control had occurred. The Insurgent Group has failed to address in any filing with the SEC what the nature of the relationship of the Insurgents is among each other. Nevertheless, the coordinated action in the purchase of the Hughes’ shares under the Share Purchase Agreement apparent in filings made with the SEC, in the Insurgent Group’s own words in the letter to James Hughes from Zeff in which Zeff offered to acquire, together as partners with the other members of the Insurgent Group, the shares of Common Stock owned by Joseph and Winifred Hughes, and in other public and private communications made by the Insurgents to date causes the Company to believe the Insurgent Group is acting together in an attempt to exercise control of the Company.

On July 26, 2018, the Zeff Entities filed a new Schedule 13D the (“Zeff 13D”) with the SEC disclosing that the Zeff Entities beneficially owned 382,094 shares of Common Stock, representing approximately 19.5% of the outstanding Common Stock. The Zeff 13D did not disclose the existence of the Share Purchase Agreement or include it as an exhibit or disclose that certain of the shares had been purchased from Joseph and Winifred Hughes. The Zeff 13D instead indicated that 304,291 of the shares beneficially owned by the Zeff Entities had been purchased in a private purchase of Common Stock and that 1,188 shares of Common Stock had been purchased in an open market transaction, but did not indicate the circumstances of the Zeff Entities’ acquisition of the remaining shares of Common Stock. The Zeff 13D did not disclose any plans that the Zeff Entities have for the Company or their goal to exercise control over the Company. It also did not disclose that the Zeff Entities are members of a group consisting of the Zeff Entities, the QAR Entities (as defined below) and the Haslani Entities (as defined below), which the Company believes to be the case.

On July 27, 2018, the Board voted to increase the size of the Board from five to seven directors. The Board approved the appointment of Joseph Pennacchio as a Class II director and William Kelly as a Class III director. This action was undertaken due to a determination by the Board that an increase in the size of the Board and the appointment of qualified individuals was necessary and appropriate to better address the various issues then confronting the Company and the Board, including the consideration of strategic alternatives by the Special Committee, and would be in the best interests of stockholders.

On July 30, 2018, Fintech Consulting LLC (doing business as APTask) and Tajuddin Haslani (the “Haslani Entities”) filed a Schedule 13D (the “Haslani 13D”) with the SEC. The Haslani 13D disclosed that the Haslani Entities beneficially owned 376,100 shares of Common Stock, representing approximately 19.2% of the outstanding Common Stock. The Haslani 13D did not disclose the existence of the Share Purchase Agreement or include it as an exhibit or disclose that certain of the shares had been purchased from Joseph and Winifred Hughes. The Haslani 13D instead indicated that 376,000 of the shares beneficially owned by the Haslani Entities had been purchased in a private purchase of Common Stock. The Haslani 13D did not disclose any plans that the Haslani Entities have for the Company or their goal to exercise control over the Company. It also did not disclose that the Haslani Entities are members of a group consisting of the Zeff Entities, the QAR Entities and the Haslani Entities, which the Company believes to be the case.

On July 30, 2018, QAR Industries, Inc. and Robert Fitzgerald (the “QAR Entities”) filed a Schedule 13D (the “QAR 13D”) with the SEC. The QAR 13D disclosed that the QAR Entities beneficially owned 139,200 shares of Common Stock, representing approximately 7.1% of the outstanding Common Stock. The QAR 13D did not disclose the existence of the Share Purchase Agreement or include it as an exhibit or disclose that certain of the shares had been purchased from Joseph and Winifred Hughes. The QAR 13D instead indicated that the 139,200 shares of Common Stock beneficially owned by the QAR Entities had been purchased in a private purchase of Common Stock. The QAR 13D did not disclose any plans that the QAR Entities have for the Company or their goal to exercise control over the Company. It also did not disclose that the QAR Entities are members of a group consisting of the Zeff Entities, the QAR Entities and the Haslani Entities, which the Company believes to be the case.

The 13D filings made by the Insurgents led the Company to conclude that the Insurgent Group beneficially owned an aggregate of approximately 45.8% of the Common Stock of the Company as of July 30, 2018.

On August 23, 2018, the Zeff Entities filed an amendment to the Zeff 13D disclosing that the Zeff Entities had acquired beneficial ownership of additional shares of Common Stock, bringing the Zeff Entities’ total beneficial ownership to 437,774 shares, representing approximately 22.3% of the outstanding Common Stock of the Company. Following the amendment filing, the Company understood that the Insurgent Group beneficially owned an aggregate of approximately 48.6% of the Common Stock of the Company. Again, no disclosures relating to relationships with other members of the Insurgent Group or plans with respect to control of the Company were made.

On August 28, 2018, the QAR Entities filed an amendment to the QAR 13D disclosing that the QAR Entities had acquired beneficial ownership of additional shares of Common Stock bringing the QAR Entities’ total beneficial ownership to 143,900 shares, representing approximately 7.3% of the outstanding Common Stock of the Company. Again, no disclosures relating to relationships with other members of the Insurgent Group or plans with respect to control of the Company were made. Following the amendment filing, the Company understood that the Insurgent Group beneficially owned an aggregate of approximately 48.8% of the Common Stock of the Company. As a result of the Insurgent Group’s beneficial ownership of approximately 48.8% of the outstanding Common Stock of the Company, the Insurgent Group can be viewed as having effective control of the Company. As a practical matter, assuming the Insurgent Group is permitted to vote the shares of Common Stock that the Insurgents beneficially own, no proposal brought before the stockholders of the Company for approval can be approved without the affirmative vote of the shares of Common Stock held by the Insurgent Group and, therefore, the Insurgent Group has the power to block any matter brought before the stockholders of the Company.

In addition, the QAR Entities’ August 28, 2018 amendment to the QAR 13D further disclosed that QAR Industries, Inc. sent a letter to the Board of the Company on August 27, 2018 (the “QAR Letter”). The QAR Letter posed a series of questions to the Board regarding recent actions taken by the Board, including the increase in the size of the Board from five directors to seven directors on July 27, 2018, the appointment of Mr. Pennacchio and Mr. Kelly as directors of the Company and the amendment of Mr. Christopher Hughes’ employment agreement on August 9, 2018. The QAR Letter also made specific references to prior communications between Zeff and the Company. In response to the QAR Letter, members of the Board issued two letters to stockholders on September 12, 2018; one letter from the Chairman of the Board addressing questions related to the increase in the board size and other corporate governance matters, and one letter from the Chair of the Compensation Committee addressing questions related to changes in Mr. Hughes’ employment arrangements.

On August 27, 2018, the Board approved an amendment to the Company’s Amended and Restated By-laws to provide that special meetings of the Company’s stockholders may be called by the Company’s President and shall be called by the President or Secretary at the request in writing of a majority of the Board. The Company’s Amended and Restated By-laws had previously provided that special meetings of the Company’s stockholders may be called by the Company’s President and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority of the Company’s issued and outstanding capital stock entitled to vote. The amendment to the Company’s Amended and Restated By-laws was effective upon approval by the Board.

In addition, on August 29, 2018, the Board approved the adoption of a stockholder rights agreement (the “Rights Agreement”) and declared a dividend of one preferred share purchase right for each share of Common Stock to the stockholders of record on that date. The Rights Agreement was adopted to protect the Company and its stockholders from the actions of third parties that the Special Committee and the Board determine are not in the best interests of the Company and its stockholders; enable all of the Company’s stockholders to realize the full potential value of their investment in the Company; and reduce the likelihood that any person or group gains control of the Company through open market accumulation or other tactics.

On August 27, 2018, Regina Dowd resigned her position as a member of the Company’s Board. On August 31, 2018, the Board approved the appointment of Ira Cohen as a Class I member of the Board, effective September 2, 2018, to fill the vacancy created as the result of Ms. Dowd’s resignation. The Board determined that Mr. Cohen is an independent director for purposes of the Nasdaq Listing Rules.

On August 31, 2018, the Board received a letter from Fintech Consulting, LLC (“Fintech”), expressing similar concerns to those included in the QAR Letter and also expressing concern with the adoption of the shareholder rights plan. The Haslani Entities did not amend their 13D to indicate the letter had been sent to the Board. The letter was disclosed to all stockholders in a Current Report on Form 8-K filed by the Company on September 12, 2018. The Form 8-K included as exhibits the letters to the stockholders of the Company from Christopher Hughes, Chairman of the Board, and Raymond Roel, Chair of the Compensation Committee, addressing the issues raised in the QAR Letter and the letter from Fintech.

On September 19, 2018, Zeff sent a letter to Raymond Roel expressing additional concerns regarding recent corporate actions.

On September 27, 2018, the Company filed a Definitive Proxy Statement on Schedule 14A relating to the Annual Meeting of the Company originally scheduled for November 28, 2018.

On October 9, 2018, Zeff delivered to the Company a notice of nomination of directors and stockholder proposals (the “Zeff Proposals”). The notice indicated Zeff’s intent to nominate H. Timothy Eriksen and Bradley M. Tirpak as Class I directors and to make three additional shareholder proposals regarding certain corporate governance matters, which are addressed in this proxy statement. Zeff subsequently filed its proxy statement on Schedule 14A on October 10, 2018. The Zeff proxy statement fails to make any disclosures regarding relationships that Zeff may have with other members of the Insurgent Group or about any intentions that Zeff and the other members of the Insurgent Group may have regarding control of the Company.

As stated above, the Company believes the Insurgents constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934. The Company believes that the Insurgents’ failure to disclose that they are acting as a group with respect to the Common Stock of the Company was purposeful and was motivated in part from the Insurgent Group’s desire not to admit to the stockholders of the Company that they have the purpose and intent to control the Company and its operations. Based on its review of public filings, the Company notes that Zeff has a history of attempted take overs of numerous public companies, but in each case has either declined to complete an acquisition or made an offer that was deemed inadequate by the target company. The Company further believes that the Insurgent Group intends to deliver managerial control of the Company to Tajuddin Haslani (“Haslani”), which the Company believes would be harmful to the Company’s business for a number of reasons. The Company has learned that, in recent months, Haslani has made numerous representations to several significant customers, as well as to the Company’s competitors and employees, that he and his affiliates have taken over or will take over the Company, and that their plan is to deliver managerial control of the Company to Haslani, with the intent that the Company be eventually merged into Fintech or an affiliated entity.

Haslani has described his managerial vision to Christopher Hughes and has said he wants to terminate relationships with all of the U.S.-based recruiters and transition the Company to using off-shore recruiters based in India, as well as converting Company sales staff to franchisees. The Company believes Haslani’s vision for the Company is incompatible with the delivery of services that the Company’s clients receive and expect, and that the Company would not be able to fulfill its clients’ needs using this model. Moving recruiting off-shore is likely to have an adverse impact on the Company’s ability to fulfill job assignments for clients. In addition, the Company believes that conversion from an employment model to a franchisee model would have an adverse impact on salesperson retention, which in turn is likely to have an adverse impact on the Company’s business in light of the important relationships those salespeople maintain with the Company’s clients. The Company is not aware of any market evidence indicating that a salesperson franchisee model would be viable for the Company’s business. When Christopher Hughes told Haslani that such changes would not be acceptable to the Company’s customers and employees, Haslani responded that he intended to terminate a significant number of employees and was not concerned about losing existing customers because he would replace any customers who terminated their relationship with the Company with new customers. Communications of this nature from Haslani have been extremely concerning to the Company and its employees. The Company has also become aware that Haslani has been actively contacting some of the Company’s employees and customers representing that he will control the Company soon, and a number of those employees and customers have expressed to the Company their reluctance to continue their relationship with the Company if Haslani is involved in the management of the Company. Christopher Hughes, the Company’s Chief Executive Officer, is the source of some of the Company’s most important client relationships, and, to the extent that Haslani’s control of the Company led Mr. Hughes to cease his association with the Company, those relationships could be jeopardized. The Company also understands that key clients of the Company view Haslani negatively and one or more of these key clients may not be willing to continue their relationship with the Company if Haslani is involved in the management of the Company. Further, Haslani has been involved in numerous disputes with various business partners over the years. The Company believes that the Insurgent Group’s failure to disclose its plans, including the plan to deliver managerial control to Haslani, was purposeful because of the Insurgent Group’s knowledge that Haslani is viewed negatively by key customers of the Company. The Company shares the concern of its most important customers regarding Haslani’s ability to effectively run the Company’s business.

Additionally, the activity of the Insurgent Group is impairing the Special Committee’s ability to evaluate strategic alternatives. Potential transactional partners have informed the Special Committee that they are unwilling to make any proposals if the Insurgent Group continues to own a significant amount of shares of the Company or Haslani is involved with the Company because of Haslani’s poor reputation in the industry and their concerns regarding Haslani’s finances.

On November 6, 2018, the Company announced that the Board had determined to postpone the Company’s Annual Meeting (1) in order to give the Company additional time to review and respond to the Zeff Proposals, (2) to allow the stockholders to consider information to be included in this revised proxy statement, (3) in light of uncertainty caused by ongoing litigations brought against the Company by Fintech Consulting LLC and against the Company and its current and certain former directors by Susan Paskowitz and (4) in order to give the Special Committee additional time to consider and evaluate whether any strategic alternatives are in the best interests of the Company’s stockholders.

On November 14, 2018, QAR sent a letter to the Board offering to purchase the Company’s outstanding Common Stock not already owned by QAR and its affiliates for a purchase price of $6.25 per share. The letter was received by the Board on November 16, 2018. The letter provided that the offer would expire if the Board did not accept it by November 19, 2018. The Chairman of the Board provided the offer to the Special Committee and informed QAR that he had done so. The Special Committee delivered a letter to QAR indicating that it was reviewing the offer, but that the members would not be exercising their fiduciary duties properly if they accepted the offer on the timeline proposed by QAR. On November 20, 2018, the QAR Entities filed an amendment to the QAR 13D, disclosing the offer made to the Board in this letter and the sale of 3,401 shares of Common Stock by Robert Fitzgerald without further explanation regarding the means of sale or price of such disposition of shares. On November 28, 2018, the Company issued a press release announcing that the Company sent a letter to QAR on behalf of the Board rejecting QAR’s non-binding offer. In its letter to QAR, the Company stated that the Board’s unanimous decision came after careful consideration of the QAR letter and the non-binding offer and was in accordance with the unanimous recommendation of the Special Committee, after consultation with the Special Committee’s financial advisors and the Special Committee’s and the Company’s legal advisors. The Company’s letter stated that the Board and the Special Committee believe that the consideration being offered by QAR is inadequate and does not reflect the fair value of the common stock of the Company and, therefore, would not be in the best interests of the Company’s stockholders. The Company also stated that should QAR wish to communicate further with respect to its interest in the Company, it will make the Chairman of the Special Committee and the financial advisors to the Special Committee available to QAR or its representatives. The unanimous recommendation of the Special Committee resulted from numerous meetings of the Special Committee with its financial and legal advisors during which all of the strategic alternatives potentially available to the Company were considered in detail.

The Board and the Special Committee will consider any recommendations made by the Insurgents or any other party that may enhance shareholder value, in accordance with the due exercise of their fiduciary duties.

On December 7, 2018, the Company issued a press release providing an update on the strategic alternatives process being conducted by the Special Committee. After careful consideration, and based upon the unanimous recommendation of the Special Committee, the Board decided that it is in the best interests of the Company and its stockholders to pursue one or more strategic acquisitions. In reaching its unanimous decision to recommend to the Board that the Company pursue an acquisition strategy, the Special Committee reviewed and considered the analysis and recommendations of CoView, including a report by CoView identifying potential acquisition candidates. The Special Committee believes that acquiring a business that is a good strategic fit will expand the Company’s customer base and improve profitability, and would be in the best interests of the Company and its stockholders. The Special Committee has been authorized, with assistance from its legal and financial advisors, to begin approaching certain potential acquisition candidates, evaluating the merits of and negotiating acquisition target proposals and agreements, and taking other actions necessary to facilitate the consummation of such a transaction. There is no assurance that this decision will result in any acquisitions being announced or consummated.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, two (2) Class I Directors will be elected for three year terms expiring at the Company’s 2021 Annual Meeting or until their respective successors have been elected and qualified.

If a nominee listed below is unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth below is certain information with respect to the nominees, as of December 14, 2018.

Name of Director and Nominee for Election	Age	Nominee for Class of Director	Nominee for Term Expiring
Ira D. Cohen	67	Class I	2021
Raymond A. Roel	63	Class I	2021

Mr. Ira D. Cohen was appointed to the Board on August 31, 2018, effective September 2, 2018, upon the recommendation of the Nominating Committee to fill the vacancy that resulted from Regina Dowd’s resignation from the Board on August 27, 2018. In accordance with the Company’s Amended and Restated By-laws, as amended, Mr. Cohen was appointed to serve for the remainder of Ms. Dowd’s term as a Class I director, which term is scheduled to expire at the Annual Meeting, or until his successor is elected and qualifies. Mr. Cohen is an Operating Partner of Updata Partners, a technology growth private equity firm that he co-founded in 1998. Mr. Cohen previously served as a Senior Advisor of DCS Advisory, Inc., a U.S.-based technology focused investment banking firm (owned by Daiwa Securities Group, Inc.), and also served as the Chairman of Daiwa’s majority-owned subsidiary in India. Mr. Cohen began his financial career at Laventhol and Horwath, an international CPA firm, where he attained the position of Manager and was responsible for the audits of a myriad of clients, including large public and private companies and non-profit organizations. He continues to maintain CPA status. Mr. Cohen acquired substantial experience with mergers and acquisitions, going-private transactions and other sophisticated corporate finance transactions and corporate divestures through his service as an executive officer, director and/or financial advisor of both publicly-traded and private companies, including Data Stream Systems, Inc. (NASDAQ: DTSM), where he also served as Chairman of the Audit Committee; Alphanet Solutions, Inc. (NASDAQ: ALPH), where he also served on the Audit Committee and as Chairman of the Executive Committee; Tridex Corporation (AMEX: TRDX); Computer Magnetics, Inc. (NASDAQ: CMCX); MetPath, Inc. (now Quest Diagnostic Labs) (NYSE: DGX); and CGA Computer, Inc. Mr. Cohen also co-founded Updata Advisors, Inc., an investment banking firm, in 1986, which subsequently merged into Signal Hill Capital Group, which thereafter was acquired by Daiwa Securities Group.

The Company believes that Mr. Cohen’s substantial experience with mergers and acquisitions and other sophisticated corporate transactions that he has acquired through his service as an executive officer and director of, and financial advisor to, several public and private companies make him a valuable member of the Board. The Company further values Mr. Cohen’s contributions as Chairman of the Special Committee and as a member of the Audit Committee, Compensation Committee and Nominating Committee.

Mr. Raymond A. Roel has served as a director of the Company since January 2005.  His current term as a director expires at the Annual Meeting.  Beginning in July 2013, Mr. Roel became the sole principal of Ray Roel Consulting LLC, a marketing communications consultancy to clients primarily engaged in the healthcare, advertising and other business-to-business sectors. Mr. Roel previously served in a variety of marketing communications roles at divisions of Interpublic Group of Companies, Inc., for more than 17 years. These positions included Internal Communications Director of McCann Worldgroup; Global Director of Corporate Communications at McCann Health; and Director of Worldwide System Development and Director of Business Development, North America at McCann Relationship Marketing. These positions involved a substantial number of mergers and acquisitions and new business activities.  Prior to joining Interpublic, Mr. Roel was VP, Director of Worldwide Communications at Ogilvy & Mather Direct for six years. He has served on numerous industry and non-profit boards. Mr. Roel is a 1977 graduate of Brown University with a B.A. in Semiotics (linguistics).

The Company believes that Mr. Roel’s experience in business, including his background in marketing and corporate communications, are particularly relevant to the Company’s business given the emphasis on sales and effective communication with the Company’s customers regarding their staffing requirements, and make Mr. Roel a valuable member of the Board. The Company further values Mr. Roel’s contributions as Chairman of the Compensation Committee and Nominating Committee and as a member of the Audit Committee and Special Committee.

Each of the Director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

Our Board unanimously recommends using the enclosed GOLD proxy card to vote FOR each of the Board’s two Director nominees. Zeff notified the Company that it intends to nominate two nominees for election as a Director at the Annual Meeting. As a result, if Zeff proceeds with its alternative nomination, the number of Director nominees will exceed the number of Directors to be elected, and the two nominees who receive the greatest number of votes cast will be elected.

Our Board recommends that you simply DISREGARD and THROW AWAY any proxy card that may be sent to you by Zeff and only vote using the enclosed GOLD proxy card.

Voting AGAINST Zeff’s nominees on its proxy card is NOT the same as voting FOR our Board’s Director nominees because a vote against Zeff’s nominee on its proxy card will revoke any previous proxy submitted by you, including any vote you may have made for our Board’s nominees. If you have already voted using the white proxy card sent to you by Zeff, you may change it by voting in favor of our Board’s Director nominees using the enclosed GOLD proxy card or by voting via Internet or by telephone by following the instructions provided on the enclosed GOLD proxy card. Only the latest validly executed proxy that you submit will be counted. If you have any questions, please contact Alliance Advisors at 855-643-7308.

Directors and Executive Officers of the Company

The following table sets forth certain information concerning the executive officers and directors of the Company:

Name	Age	Position	Year First Officer or Director

Ira D. Cohen (1)(2)(3)(4)	67	Director	2018
Christopher Hughes	57	Chairman of the Board, Chief Executive Officer, President, Treasurer and Director	2000
William J. Kelly (1)(2)(3)(5)	56	Director	2018
Brian J. Mangan (1)(3)(5)(6)	60	Director	2016
Joseph Pennacchio	71	Director	2018
Raymond A. Roel (2)(5)(7)	63	Director	2005
John G. Sharkey	59	Vice President, Finance, Controller and Secretary	1990
Eric M. Stein (1)(2)(3)	65	Director	2018

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Audit Committee of the Board.

(3)	Member of the Nominating Committee of the Board.

(4)	Mr. Cohen is the Chairman of the Special Committee of the Board.

(5)	Member of the Special Committee of the Board.

(6)	Mr. Mangan is the Chairman of the Audit Committee of the Board.

(7)	Mr. Roel is the Chairman of the Compensation and Nominating Committees of the Board.

There are no family relationships between any of the Company’s executive officers and directors, except that Christopher Hughes, the Chairman of the Board, Chief Executive Officer, President and Treasurer and a director of the Company, is the brother-in-law of Joseph Pennacchio, a director of the Company. Christopher Hughes is the son of Joseph F. Hughes, the Company’s former Chairman of the Board, Chief Executive Officer, President and Treasurer prior to his retirement as of July 5, 2017. None of the Company’s directors currently serves, or has served during the past five years, as a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

In addition to the information referenced above, below we provide biographical information for each of the directors and officers of the Company.

Biographical information of Ira D. Cohen and Raymond A. Roel is included under PROPOSAL 1 – ELECTION OF DIRECTORS above.

Mr. Christopher Hughes was elected Chairman of the Board, President, Chief Executive Officer and Treasurer of the Company on July 5, 2017. His term as President, Chief Executive Officer and Treasurer is governed by his Amended and Restated Employment Agreement with the Company dated August 9, 2018, which is described under “Summary Compensation Table – Employment Agreements and Arrangements” below. He has served as a director of the Company since January 2005, and his current term as a director expires at the 2020 annual meeting of stockholders. Mr. Hughes served a previous term as a director of the Company from April 2000 until September 2004, and served as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary, from 1991 through 2006. From 2007 until his appointment as President and Chief Executive Officer of the Company on July 5, 2017, Mr. Hughes served as Senior Vice President of the Company and President of TSR Consulting Services, Inc. Mr. Hughes is a 1984 graduate of St. Bonaventure University.

The Company believes that Mr. Hughes’ long career with the Company and tenure as an executive officer of the Company, over which time he has acquired a deep and close familiarity with the Company’s business and client base, and knowledge of the contract computer programming industry, make him uniquely qualified to serve as the Chairman of the Company’s Board.

Mr. William J. Kelly was appointed to the Board on July 27, 2018 upon the recommendation of the Nominating Committee to fill one of the two vacancies on the Board created as a result of the Board’s expansion of the size of the Board from five directors to seven directors on the same date. The Board appointed Mr. Kelly as a Class III director to serve for the remainder of the term of the Class III directors, which term is scheduled to expire at the 2019 Annual Meeting, or until his successor is elected and qualifies. Since 2007 Mr. Kelly has served as the Chief Information Officer of Robert Allen Duralee Group, a wholesaler and distributor specializing in fabrics, drapery hardware and trimmings for residential, hospitality and manufacturing use, where Mr. Kelly manages the company’s information technology (“IT”) group and IT vendor relationships. From 1988 to 2007 Mr. Kelly held positions of increasing authority and responsibility at Levitz Home Furnishings, Inc., culminating with the position of Senior Vice President of Information Technology in which role he managed a staff of more than 60 IT professionals performing in-house software development, data center operations, network administration, telecommunications and corporate facilities management.

Based on his extensive experience in and knowledge of the IT industry that he has acquired over the course of a long career serving in management-level positions within the IT groups of a number of companies, the Company believes that Mr. Kelly is well-equipped to understand the IT staffing needs of the Company’s customers and other matters relevant to the Company’s business. The Company further values Mr. Kelly’s membership on the Audit Committee, Compensation Committee, Nominating Committee and Special Committee.

Mr. Brian J. Mangan has served as a director of the Company since January 2016. His current term as a director expires at the 2019 annual meeting of stockholders. Mr. Mangan is a former senior finance executive for the Disney/ABC Television Group. Prior to his retirement from the Disney/ABC Television Group in 2013, Mr. Mangan was the east coast Senior Vice President Finance for the ABC Television Network (“ABC”) for six years. During that time, he directed ABC’s executive team responsible for financial statement preparation and reporting, internal control review, annual budgets, forecasts and long-term strategic plans. Mr. Mangan was also involved in many major company and network initiatives, including the development of strategies to increase operational efficiency and reduce costs of programming and production to address the television industry’s rapidly changing economics and technology. Having joined ABC as a Senior Accountant in 1983, Mr. Mangan assumed positions of increasing responsibility during almost 30 years with the company. He was promoted to Director in 1993, Assistant Controller in 1997, Vice President in 2003 and then Senior Vice President in 2007. Mr. Mangan began his career performing audits for New York State. He holds an MBA in Finance from Adelphi University, a BBA degree in Accounting from Hofstra University and a Certificate in Financial Planning (CFP).

The Company believes that Mr. Mangan is a valuable member of the Company’s Board based on his strong business and accounting/audit background, and his experience serving in leadership- and management-level roles with responsibility for formulating business and operational strategy. The Company further values Mr. Mangan’s contributions as Chairman of the Audit Committee and as a member of the Compensation Committee, Nominating Committee and Special Committee.

Mr. Joseph Pennacchio was appointed to the Board on July 27, 2018 upon the recommendation of the Nominating Committee to fill one of the two vacancies on the Board created as a result of the Board’s expansion of the size of the Board from five directors to seven directors on the same date. The Board appointed Mr. Pennacchio as a Class II director to serve for the remainder of the term of the Class II directors, which term is scheduled to expire at the 2020 Annual Meeting, or until his successor is elected and qualifies. Mr. Pennacchio is a retired executive with background and experience in managing large corporate enterprises in the retail industry, including in connection with various merger and acquisition transactions. From 2005 to 2009 he served as the Chief Executive Officer of WestPoint Home, Inc., a privately-held textile manufacturer and distributor for which Mr. Pennacchio oversaw the opening of new manufacturing facilities in Bahrain and Pakistan, as well as a number of acquisitions. From 1997 to 2005 he served as the Chief Executive Officer of Aurafin LLC, a privately-held jewelry manufacturer and wholesaler. Aurafin had factories in several foreign countries. During his tenure, Aurafin, LLC acquired both public and private companies. From 1994 to 1996 Mr. Pennacchio served as the Chief Executive Officer of Jan Bell Marketing, Inc., a privately-held jewelry retailer. He was President of Jordan Marsh department stores, a division of Federated Department Stores, from 1992 to 1994.

The Company believes that Mr. Pennacchio is a valuable member of the Company’s Board based on his extensive experience serving in executive roles at a number of different companies, demonstrating a proficiency with navigating the challenges faced by a variety of businesses and industries, and his strong background in mergers and acquisitions.

Mr. John G. Sharkey has served as the Vice President, Finance, Controller and Secretary of the Company since 1990. Mr. Sharkey received a Master’s Degree in Finance from Adelphi University and received his Certified Public Accountant certification from the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. Eric M. Stein was appointed to the Board on July 17, 2018 upon the recommendation of the Nominating Committee to fill the vacancy that resulted from the resignation of James J. Hill on July 9, 2018. The Board appointed Mr. Stein as a Class II director to serve for the remainder of the term of the Class II directors, which term is scheduled to expire at the 2020 Annual Meeting, or until his successor is elected and qualifies. Mr. Stein is an executive in sales and sales management. He is currently Regional Director of Sales at Fortinet, a leading provider of cyber security solutions. From 2007 to May 2018 he served as Managing Director of Global Sales of Mozy, a wholly-owned subsidiary of Dell EMC, where he was responsible for building the company’s Global Sales Team and for staffing the Global Pre-Sales Team and Professional Services Team. Mr. Stein previously held District Manager-level positions at various regional Dell EMC offices in New York and Atlanta beginning in 2003. Prior to Dell EMC, he was a Senior VP Sales at Comdisco.

The Company believes that Mr. Stein is a valuable member of the Board as a result of his long experience as a sales executive and his work in a leadership role in the development of sales teams. The Company further values Mr. Stein’s membership on the Audit Committee, Compensation Committee and Nominating Committee.

Corporate Governance and Board Matters

The Company maintains the following committees of the Board: the Audit Committee, the Compensation Committee, the Nominating Committee, and the Special Committee. Each of these committees is separately described below.

Ira D. Cohen, William J. Kelly, Raymond A. Roel, Brian J. Mangan, and Eric M. Stein are independent members of the Board under the rules of the NASDAQ Capital Market. In addition, each member of each committee of the Board meets the definition of “independence” under the rules of the NASDAQ Capital Market. The Board also has determined that Brian J. Mangan, the Chair of the Audit Committee, and Ira D. Cohen, a member of the Audit Committee, meet the requirements of an “audit committee financial expert” as such term is defined in applicable regulations of the Securities and Exchange Commission.

During the fiscal year ended May 31, 2018, the Board held ten meetings and acted by unanimous written consent on two occasions; the Audit Committee held six meetings and acted by unanimous written consent on two occasions; the Compensation Committee held five meetings; and the Nominating Committee held two meetings. During such fiscal year, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board of which such director was a member. The Company does not have a formal policy regarding attendance of directors at the Annual Meetings of Stockholders, but the Company encourages all directors to attend. All of the directors who served in office on the date of the 2017 Annual Meeting of Stockholders attended the 2017 Annual Meeting of Stockholders.

The Audit Committee

The Audit Committee’s current members are Brian J. Mangan (Chairman), Ira D. Cohen, William J. Kelly, Raymond A. Roel and Eric M. Stein. Each of the members of the Audit Committee is an independent director under the rules of the NASDAQ Capital Market. The Audit Committee’s primary functions are to assist the Board in monitoring the integrity of the Company’s financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company’s independent auditors. The Audit Committee is responsible for pre-approving any engagements of the Company’s independent auditors. The Audit Committee operates under a written charter approved by the Board on September 16, 2004, and amended as of October 10, 2008. A copy of the Audit Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.

The Compensation Committee

The Compensation Committee’s current members are Raymond A. Roel (Chairman), Ira D. Cohen, William J. Kelly, Brian J. Mangan and Eric M. Stein. Each of the members of the Compensation Committee is an independent director under the rules of the NASDAQ Capital Market. The Compensation Committee assesses the structure of the Company’s management team and the overall performance of the Company.  It evaluates the performance of the Company’s executive officers on an annual basis and makes recommendations to the Board regarding salary increases and other compensation to executive officers.  The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com.  Under its charter, the Compensation Committee has authority to retain and approve the fees of independent compensation consultants or other advisors.

The Nominating Committee

The Nominating Committee’s current members are Raymond A, Roel (Chairman), Ira D. Cohen, William J. Kelly, Brian J. Mangan and Eric M. Stein. Each of the members of the Nominating Committee is an independent director under the rules of the NASDAQ Capital Market. A copy of the Nominating Committee Charter is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Nominating Committee determines the criteria for nominating new directors and recommends to the Board candidates for nomination to the Board. The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board includes consideration of candidates for nomination to the Board recommended by stockholders. Such stockholder recommendations must be delivered to the Corporate Secretary of the Company, together with the information required to be filed in a proxy statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a nominee recommended by the Nominating Committee as described below.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a “Qualified Stockholder Proposal”). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified.

In evaluating director nominees, the Nominating Committee currently considers the following factors:

●	the Company’s needs with respect to the particular talents and experience of our directors;

●	the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	familiarity with the Company’s business and businesses similar or analogous to that of the Company;

●	experience with accounting rules and practices and corporate governance principles; and

●	such other factors as the Nominating Committee deems are in the best interests of the Company and the best interests of the Company’s stockholders.

Qualified candidates for membership on the Board will be considered without a particular focus on the diversity of the Board’s membership, and without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals who meet the criteria.

Special Committee

The Special Committee’s current members are Ira D. Cohen (Chairman), William J. Kelly, Brian J. Mangan and Raymond A. Roel. Each of the members of the Special Committee is an independent director under the rules of the NASDAQ Capital Market.

The Board established the Special Committee by resolution on July 9, 2018, as amended, to review the request submitted by Joseph F. Hughes and Winifred Hughes that the Board pursue a sale of the Company. Joseph F. Hughes is the former Chairman and Chief Executive Officer of the Company. At the time of submitting such request to the Board, Joseph F. Hughes and Winifred Hughes beneficially owned approximately 42% of the Company’s outstanding Common Stock. In the context of the Special Committee’s review of the request by Joseph F. Hughes and Winifred Hughes, the Board charged the Special Committee to consider and evaluate strategic alternatives (“Strategic Alternatives”) available to the Company, including (a) potential opportunities for a sale of the Company by way of merger, consolidation, sale of equity securities (including the Company’s outstanding Common Stock), sale of all or substantially all of the Company’s assets, or other strategic transactions; (b) recapitalization of the Company; (c) the sale or exchange of the shares of Common Stock held by Mr. Hughes and Mrs. Hughes in a transaction involving the Company; or (d) remaining independent and continuing to execute the Company’s business plans on a standalone basis or pursuing opportunities to grow through acquisitions, and to review, consider and evaluate, for purposes of advising the full Board, whether any of the potential Strategic Alternatives is in the best interests of the Company’s stockholders. The Special Committee is empowered to hire, at the Company’s expense, legal, financial and public relations advisors to assist the Special Committee in the performance of its duties, and has engaged CoView to provide financial advisory services. The Special Committee does not have a formal written charter, but is governed in accordance with the authority delegated to it by the Board by resolution as described above.

On December 7, 2018, the Company issued a press release providing an update on the strategic alternatives process being conducted by the Special Committee. After careful consideration, and based upon the unanimous recommendation of the Special Committee, the Board decided that it is in the best interests of the Company and its stockholders to pursue one or more strategic acquisitions. In reaching its unanimous decision to recommend to the Board that the Company pursue an acquisition strategy, the Special Committee reviewed and considered the analysis and recommendations of CoView, including a report by CoView identifying potential acquisition candidates. The Special Committee believes that acquiring a business that is a good strategic fit will expand the Company’s customer base and improve profitability, and would be in the best interests of the Company and its stockholders. The Special Committee has been authorized, with assistance from its legal and financial advisors, to begin approaching certain potential acquisition candidates, evaluating the merits of and negotiating acquisition target proposals and agreements, and taking other actions necessary to facilitate the consummation of such a transaction. There is no assurance that this decision will result in any acquisitions being announced or consummated.

Board Leadership Structure

Christopher Hughes succeeded Joseph F. Hughes as the Company’s Chief Executive Officer and Chairman of the Board upon Joseph F. Hughes’ retirement on July 5, 2017. Joseph F. Hughes had served as the Company’s Chief Executive Officer and Chairman since the Company’s founding in 1969. The Company does not presently have a lead independent director. In view of the size of the Company’s Board and the Company’s long track record of combining the roles of Chief Executive Officer and Chairman of the Board in a single individual, the Board believes that the centralization of leadership through the combination of these two roles promotes the development and implementation of corporate strategy, efficiency of communication between the Company’s senior management team and the Board, and advancement of the Company’s goals. Moreover, Christopher Hughes’ service as the Company’s Senior Vice President from 2007 until his appointment as President and Chief Executive Officer of the Company effective July 5, 2017, and his previous service as the Vice President, Sales of TSR Consulting Services, Inc., the Company’s computer programming services subsidiary from 1991 to 2006, give him a wide breadth of specialized knowledge about the Company’s business operations that make him uniquely suited for this role.

The Board’s Audit Committee, of which Brian J. Mangan acts as Chairman and which consists entirely of independent directors, acts independently of the Chairman of the Board and exercises an oversight role in this capacity. The non-management directors, each of whom is an independent director under the rules of the NASDAQ Capital Market, also meet in executive session without any members of management present.

The Company believes the role of management is to identify and manage risks confronting the Company. The Board plays an integral part in the Company’s risk oversight, particularly in reviewing the processes used by management to identify and report risk, and also in monitoring corporate actions so as to minimize inappropriate levels of risk. The Board as a whole is also responsible for overseeing strategic and enterprise risk. A discussion of risks that the Company faces is conducted at regularly scheduled meetings of the Board and committee meetings.

Meetings of Independent Directors

Directors who are independent under the NASDAQ Capital Market listing standards and applicable laws and regulations have not met in separate committee; rather, the independent directors hold discussions among them without the presence of management in conjunction with meetings of the Audit Committee, Compensation Committee, Nominating Committee and Special Committee, as they deem necessary. Each of these committees is comprised solely of independent directors.

Code of Ethics

The Company has adopted a code of ethics that applies to all of its employees, including the chief executive officer and chief financial and accounting officer. The code of ethics is available on the Investor Relations page of the Company’s website at www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ Capital Market listing standards concerning any amendments to, or waivers from, the Company’s code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to the Company’s directors or principal executive and financial officers will be included in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Capital Market and the SEC.

Stockholder Nominations

Under the Company’s Amended and Restated By-laws, as amended, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company’s Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual meeting no later than 120 days prior to the anniversary of the date on which the Company released its proxy statement (the “Anniversary Date”) in connection with the prior year’s annual meeting to its stockholders; provided, however, in the event the annual meeting is scheduled to be held on a date more than 30 days before or after the Anniversary Date, the notice can be received not later than the close of business on the later of the 75th day prior to the scheduled meeting date or the 15th day following the day on which the public announcement of such annual meeting is first made by the Company.

Stockholder Communications with Directors

Generally, stockholders who have questions or concerns should contact the Company’s Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company’s business directly with the Board, or any individual director, should direct his or her questions, in writing, in care of the Company’s Secretary, at the Company’s offices at 400 Oser Avenue, Suite 150, Hauppauge, NY 11788. Any complaint, concern or reference to a problem or potential problem with the Company’s accounting, accounting policies, internal control, auditing or financial matters should be addressed to Accounting Complaints, c/o Chair of the Audit Committee, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

Certain Relationships and Related Transactions

The Audit Committee is responsible for reviewing and approving all transactions between the Company and any related party pursuant to the Audit Committee’s charter. The Company was not a participant in any transaction since the beginning of the 2018 fiscal year in which any related person had a direct or indirect material interest and in which the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at the end of each of the Company’s two prior fiscal years, and no such transactions are currently proposed, except that Regina Dowd, who served as a director of the Company during fiscal 2018, was also employed as a sales executive of the Company for which she was paid compensation in the amount of $145,000 for the 2018 fiscal year.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of the non-officer directors of the Company who served as directors during the fiscal year ended May 31, 2018. Directors of the Company who also serve as executive officers of the Company are not paid any compensation for their service as directors. For the fiscal year ended May 31, 2018, Christopher Hughes was the only director of the Company who also served as an executive officer.

Name	Fees Earned Or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Regina Dowd	$10,000	-	-	-	-	-	$10,000

James J. Hill	$10,000	-	-	-	-	-	$10,000

Brian J. Mangan	$20,000	-	-	-	-	-	$20,000

Raymond A. Roel	$15,000	-	-	-	-	-	$15,000

For their service, members of the Board who are not officers of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2018. Brian J. Mangan received an additional annual retainer of $10,000 for his services as Audit Committee Chairman during fiscal 2018. Raymond A. Roel received an additional annual retainer of $5,000 for his services as Compensation Committee Chairman during fiscal 2018.

James J. Hill resigned from the Board on July 9, 2018, and Regina Dowd resigned from the Board on August 27, 2018. Ira D. Cohen, William J. Kelly, Joseph Pennacchio and Eric M. Stein were appointed to the Board after the end of the Company’s 2018 fiscal year.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of the named executive officers for services in all capacities to the Company for the fiscal years ended May 31, 2018 and 2017. The named executive officers during the fiscal years ended May 31, 2018 and 2017 were (1) Joseph F. Hughes, who served as Chairman, President, Chief Executive Officer and Treasurer until his retirement effective July 5, 2017, (2) John G. Sharkey, Vice President, Finance, and (3) Christopher Hughes, who succeeded Mr. Joseph Hughes as Chairman, President, Chief Executive Officer and Treasurer effective July 5, 2017, and who served as Senior Vice President prior to succeeding Mr. Joseph Hughes. Mr. Joseph F. Hughes, Mr. Sharkey and Mr. Christopher Hughes are referred to in this Proxy Statement as the “Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Award $	Option Award $	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation		Total
Joseph F. Hughes	2018	$48,000	(3)	$100,000	(4)	-	-	-	-	$82,000	(5)	$230,000
President and Chief Executive Officer (1)	2017	$500,000		$-		-	-	-	-	$44,000	(5)	$544,000

Christopher Hughes	2018	$350,000		$150,000		-	-	-	-	$25,000	(6)	$525,000
President and Chief Executive Officer; Sr. Vice President (2)	2017	$329,000		$100,000		-	-	-	-	$25,000	(6)	$454,000

John G. Sharkey	2018	$250,000		$50,000		-	-	-	-	$6,000	(7)	$306,000
Vice President, Finance	2017	$250,000		$50,000		-	-	-	-	$6,000	(7)	$306,000

(1)	Joseph F. Hughes served as the President and Chief Executive Officer of the Company during the fiscal year ended May 31, 2017 and until the effective date of his retirement from the Company on July 5, 2017.

(2)	Christopher Hughes served as the Senior Vice President of the Company during the fiscal year ended May 31, 2017 and until July 5, 2017. Effective July 5, 2017, Christopher Hughes was appointed as President and Chief Executive Officer of the Company.

(3)	Represents the pro-rated amount of an annual salary of $500,000 for the period beginning on June 1, 2017 and ending on the effective date of Joseph F. Hughes’ retirement from the Company on July 5, 2017.

(4)	Represents a one-time founder’s bonus paid to Joseph F. Hughes in connection with his retirement from the Company effective July 5, 2017. This amount was paid in cash.

(5)	Of the amount of All Other Compensation paid to Joseph F. Hughes for the 2018 fiscal year, $19,000 related to Joseph F. Hughes’ personal use of an automobile provided by the Company, and $63,000 represents the aggregate amount of (a) insurance premiums paid by the Company to maintain health insurance coverage for Mr. Hughes under the Company’s then-current health insurance plan, and (b) the aggregate amount of $48,000 that is payable by the Company to Mr. Hughes in cash in monthly installments of $2,000 per month over a period of 24 months, from June 1, 2018 to May 31, 2020, to assist him with the cost of obtaining private health insurance coverage after the expiration of the Company’s then-current health insurance plan on May 31, 2018. In connection with Mr. Hughes’ retirement from the Company, the Board approved the continued payment by the Company of the remaining payments of the lease for the automobile used by Mr. Hughes until the lease expired in May, 2018. Further, the Board approved the continued payment by the Company for health insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan until May 31, 2018 and approved payments of $2,000 per month to Mr. Hughes for a period of two years thereafter to assist Mr. Hughes with the cost of obtaining his own private health insurance coverage. Joseph F. Hughes and his spouse have remained on the executive medical plan subsequent to May 31, 2018 at the Company’s expense in lieu of the direct payments to them for this coverage. See “Employment Agreements and Arrangements” below. Of the amount of All Other Compensation paid to Mr. Hughes for the 2017 fiscal year, $22,000 related to Mr. Joseph F. Hughes’ personal use of an automobile provided by the Company for the 2017 fiscal year; $7,000 was paid to Mr. Hughes for a country club membership for the 2017 fiscal year; and $15,000 was paid to Mr. Hughes for premiums for medical insurance benefits for the 2017 fiscal year.

(6)	Of the aggregate amount of All Other Compensation paid to Christopher Hughes for each of the 2018 and 2017 fiscal years, $3,000 related to Mr. Hughes’ personal use of an automobile provided by the Company for each of the 2018 and 2017 fiscal years; and $22,000 was paid to Mr. Hughes for premiums for medical insurance benefits for each of the 2018 and 2017 fiscal years.

(7)	Amounts related to John G. Sharkey’s personal use of an automobile provided by the Company for each of the 2018 and 2017 fiscal years.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the end of fiscal 2018.

Employment Agreements and Arrangements

Joseph F. Hughes was compensated at a base salary of $500,000 per annum during the fiscal year ended May 31, 2017 pursuant to an unwritten employment agreement between Mr. Hughes and the Company. Mr. Hughes retired on July 5, 2017 and received a pro-rated amount of his annual base salary for the period from June 1, 2017 to July 5, 2017. In connection with Mr. Hughes’ retirement, the Board awarded him a one-time founder’s bonus of $100,000, which was paid to Mr. Hughes in cash. The Board also approved the continued payment by the Company of the remaining payments of the lease for the automobile used by Mr. Hughes until the lease expired in May, 2018. Further, the Board approved the continued payment by the Company for health insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan until May 31, 2018 and approved payments of $2,000 per month to Mr. Hughes for a period of two years thereafter to assist Mr. Hughes with the cost of obtaining his own private health insurance coverage. In the event Mr. Hughes passes away prior to May 31, 2020, the Company will make the $2,000 monthly payments described in the preceding sentence to Mr. Hughes’ spouse during her lifetime according to the same schedule for the remainder of the period. Notwithstanding the foregoing, inasmuch as the Company was able to maintain insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan for the Company’s 2019 fiscal year, the Company has paid, and will continue to pay, for insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan through the current one-year term of the plan, which expires on May 31, 2019. In the event that the Company is not able to maintain insurance coverage for Mr. Hughes and his spouse under the Company’s executive medical plan when the plan renews for the Company’s fiscal year beginning June 1, 2019, then the Company will make the aforementioned payments of $2,000 per month to Mr. Hughes (or his spouse) through the month of May 2020 pursuant to the original agreement.

In June 2015, the Company entered into a written employment agreement with John G. Sharkey, which terminates May 31, 2020. The employment agreement provided for an initial annual base salary of $250,000, subject to increase in the discretion of the President of the Company, and an annual bonus determined by the Compensation Committee in its discretion upon recommendation of the President based on Mr. Sharkey’s individual performance and the Company’s overall performance in such year. As set forth in the Summary Compensation Table above, the Company paid an annual bonus to Mr. Sharkey in the amount of $50,000 for each of the fiscal years ended May 31, 2018 and 2017.

See “Payments in Connection with Termination of Employment and Change in Control” below for a description of payments that Mr. Sharkey is entitled to receive under his employment agreement in connection with a change in control of the Company.

In March 2012, the Company entered into a written employment agreement with Christopher Hughes which, as extended, expired April 30, 2017. This employment agreement provided for an annual base salary of $300,000 and an annual bonus to be approved by the Compensation Committee at its discretion.

In April 2017, in anticipation of the expiration of Christopher Hughes’ prior employment agreement, the Company entered into a written employment agreement with Mr. Hughes, which was effective as of May 1, 2017 and which was scheduled to terminate on May 31, 2022. This employment agreement provided that Mr. Hughes was entitled to receive an annual bonus with respect to the Company’s 2017 fiscal year determined pursuant to the same terms set forth in his prior employment agreement that expired on April 30, 2017, which provided that the Compensation Committee would determine Mr. Hughes’ annual bonus in its discretion. As set forth in the Summary Compensation Table above, the Compensation Committee approved, and the Company paid, an annual bonus to Mr. Hughes in the amount of $100,000 for the fiscal year ended May 31, 2017. This employment agreement provided for an annual base salary of $350,000 and an annual bonus for fiscal years beginning with the fiscal year ended May 31, 2018 to be approved by the Compensation Committee in its discretion, which may be based upon standards that the Compensation Committee approves at the beginning of each fiscal year commencing with the fiscal year beginning June 1, 2017, and which standards may be modified thereafter with the Compensation Committee’s approval. The employment agreement provided that the Company shall pay any annual bonus that may become payable within 120 days of the end of the applicable fiscal year, for the period to which the bonus relates. In addition, the employment agreement provided that the Company shall pay Mr. Hughes an advance on his annual bonus for the current fiscal year within 30 days after the end of each fiscal quarter (other than the fourth fiscal quarter) in an amount equal to the bonus which would have been earned through the end of such fiscal quarter, based on any standards approved by the Compensation Committee. Each such advance of the bonus was to be approved by the Compensation Committee unless it is paid in accordance with a formula approved in advance for such fiscal year. In the event that following any fiscal quarter or following completion of the Company’s audited financial statements, any advance payment of the bonus previously paid with respect to any fiscal year (or portion thereof) exceeded the amount that Mr. Hughes is entitled to receive through the end of such fiscal quarter or fiscal year, Mr. Hughes was required to promptly return such excess amount to the Company.

On August 9, 2018, the Company and Christopher Hughes entered into an Amended and Restated Employment Agreement, dated and effective as of August 9, 2018, that superseded the employment agreement that the Company and Mr. Hughes had entered into on April 14, 2017 and which had become effective as of May 1, 2017. The Amended and Restated Employment Agreement has a term of three years, nine months and twenty-two days, and is scheduled to expire on May 31, 2022. The Amended and Restated Employment Agreement provides for an annual base salary of $400,000, which the Company’s Compensation Committee will review on an annual basis, and which the Company’s Board may increase in the Board’s discretion. Mr. Hughes is eligible to receive an annual cash bonus in the discretion of the Compensation Committee, which may be based upon standards established by the Compensation Committee and approved by the Board. Mr. Hughes is entitled to receive advance payments of the bonus on a quarterly basis based on the amount of the bonus that would have been earned through the end of each quarter according to such standards. Such advance payments of the bonus are subject to recapture by the Company in the event that the amount paid as the advance exceeds the amount that Mr. Hughes was actually entitled to receive. Mr. Hughes is entitled to participate in any pension, profit-sharing, retirement, hospitalization, insurance, medical services or other employee benefit plan generally available to the Company’s executives, to the extent that he is eligible to participate under the terms and conditions of such plans. Mr. Hughes is also entitled to executive medical benefits and a car (leased or owned at the sole discretion of the Company) in such amounts for the car as determined by the Board, provided that the executive medical benefits and car may be discontinued at the end of any fiscal year at the discretion of the Board.

The Company has the right to immediately terminate Mr. Hughes’ employment for “Cause” (as defined in the Amended and Restated Employment Agreement), in which event Mr. Hughes shall be entitled to receive his base salary for the month in which the termination is effective.

The Company has the right to terminate Mr. Hughes’ employment upon fifteen days written notice in the event Mr. Hughes is unable to perform his duties on account of illness, accident or other physical or mental incapacity for a period of six consecutive months or an aggregate of 180 days in any period of twelve consecutive months, in which event Mr. Hughes shall be entitled to receive his base salary and reimbursement of approved expenses for the month in which termination is effective.

The Company may terminate Mr. Hughes’ employment for any other reason upon thirty days written notice, in which event Mr. Hughes shall be entitled to receive (a) reimbursement of any unpaid approved expenses, (b) severance from the Company in an amount equal to (i) two times his base salary plus (ii) two times his bonus for the then-current fiscal year, or if that bonus amount cannot be determined, two times the amount of the bonus paid to him in the prior fiscal year, (c) continued group health insurance benefits (including both group health insurance benefits generally offered to all eligible employees of the Company and supplemental executive health insurance benefits) until the earlier of the second anniversary of termination or such time as Mr. Hughes is eligible for comparable coverage under the group health insurance plans of another employer and (d) reimbursement for the monthly cost of his car lease until the second anniversary of the termination of his employment; provided that, as a condition to his right to receive the payments and benefits in clauses (b), (c) and (d), Mr. Hughes executes, delivers and does not revoke a release of all claims against the Company and its affiliates.

The Amended and Restated Employment Agreement incorporates the terms and provisions of a Maintenance of Confidence and Non-Compete Agreement between the Company and Mr. Hughes dated as of August 9, 2018. The Maintenance of Confidence and Non-Compete Agreement sets forth Mr. Hughes’ covenants against the disclosure of confidential information, covenants against the solicitation of customers, employees and independent contractors and a covenant against competition (all in accordance with the terms set forth therein) and supersedes any prior agreements entered into by Mr. Hughes pertaining to such covenants.

See “Payments in Connection with Termination of Employment and Change in Control” below for a description of payments that Mr. Hughes is entitled to receive under his Amended and Restated Employment Agreement in connection with a termination of his employment in connection with a change in control of the Company.

Payments in Connection with Termination of Employment and Change in Control

Christopher Hughes’ Amended and Restated Employment Agreement provides that in the event that Mr. Hughes’ employment is terminated without “cause” during the six-month period prior to, or within one year after, a “change in control” (as defined in the Amended and Restated Employment Agreement) of the Company, or if Mr. Hughes resigns from his employment for “good reason” within one year after a change in control of the Company, then Mr. Hughes shall be entitled to receive (a) his base salary through the date of termination or resignation plus his bonus pro-rated through such date, (b) an amount equal to two times his base salary plus two times his bonus for the then-current fiscal year, or if such bonus amount cannot be determined, two times the bonus paid to him in the prior fiscal year, provided that Mr. Hughes executes and delivers a release of all claims against the Company, (c) continued group health insurance benefits (including both group health insurance benefits generally offered to all eligible employees of the Company and supplemental executive health insurance benefits) until the earlier of the second anniversary of termination or such time as Mr. Hughes is eligible for comparable coverage under the group health insurance plans of another employer and (d) reimbursement for the monthly cost of his car lease until the second anniversary of the termination of his employment; provided that, as a condition to his right to receive the payments and benefits in clauses (b), (c) and (d), Mr. Hughes executes, delivers and does not revoke a release of all claims against the Company and its affiliates. “Good reason” means either (i) a material breach by the Company of the Amended and Restated Employment Agreement, (ii) a material diminution in Mr. Hughes’ authority, duties or responsibilities, or (iii) a relocation by the Company of Mr. Hughes’ principal place of business for the performance of his duties to a location that is anywhere outside of a 100 mile radius of the Borough of Manhattan.

John Sharkey’s employment agreement provides that if he terminates his employment with the Company in connection with a “change in control” of the Company as such term is defined therein, he is entitled to receive (a) his full salary through the date of termination, (b) an amount equal to two times his current base salary, (c) the pro rata portion of the annual bonus to which he is entitled for the then current year pro rated through the date of termination, or if such amount cannot be determined, the pro rata portion of the annual bonus paid for the preceding year through the date of termination, (d) an amount equal to two times the annual bonus payable to him for the then current year, or if such amount cannot be determined, two times the amount of the annual bonus paid to him for the prior year, and (e) all employee benefits for a period of two years after termination.

A “Change in Control” as defined in John Sharkey’s employment agreement occurred on August 21, 2018 (the “August 21, 2018 Change in Control Event”). On November 16, 2018, the Company and Mr. Sharkey entered into a Letter Amendment (the “Letter Amendment”) that amends Mr. Sharkey’s employment agreement to provide that, in connection with the occurrence of the August 21, 2018 Change in Control Event, the period within which Mr. Sharkey must exercise his right under his employment agreement to terminate his employment thereunder is extended from ninety (90) days to two hundred eighty (280) days after the August 21, 2018 Change in Control Event. As a result of the Letter Amendment, Mr. Sharkey may provide written notice to the Company of the termination of his employment under the employment agreement in connection with the August 21, 2018 Change in Control Event on or before May 28, 2019, in which case he would be entitled to receive the change in control benefits described above from the Company.

The Letter Amendment also confirms for Mr. Sharkey that in the event that he timely exercises his right to terminate his employment under the employment agreement in connection with the August 21, 2018 Change in Control Event, then (a) the cash payment due to Mr. Sharkey will be payable to him in a single lump sum no later than August 14, 2019 and (b) the continuation of employee benefits will commence upon his separation from service.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The outstanding voting stock of the Company as of December 17, 2018 consisted of 1,962,062 shares of Common Stock. The table below sets forth the beneficial ownership of the Common Stock of the Company’s directors, executive officers and persons known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock as of December 17, 2018:

	Beneficial Ownership of Common Stock
Name of Beneficial Owner – Directors, Officers and 5% Stockholders	No. of Shares (1)		Percent of Class
Ira D. Cohen (2)(3)	-		-
Fintech Consulting LLC (4)	376,100		19.2%
Robert Fitzgerald (5)	139,869	(6)	7.1%
Christopher Hughes (2)(3)(7)	11,842	(8)	0.6%
William J. Kelly (2)(3)	-		-
Philip J. LaBlonde (9)	135,000		6.9%
Brian J. Mangan (2)(3)	-		-
Joseph Pennacchio (2)(3)	-		-
QAR Industries, Inc. (5)	139,200		7.1%
Raymond A. Roel (2)(3)	-		-
John G. Sharkey (2)(10)	6,750		0.3%
Eric M. Stein (2)(3)	-		-
Zeff Capital, L.P. (11)	437,774		22.3%
Zeff Holding Company, LLC (11)	437,774	(12)	22.3%
Daniel Zeff (11)	437,774	(12)	22.3%
All Directors and Executive Officers as a Group (8 persons)	18,592		0.9%

(1)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company’s Common Stock if such person has voting or investment power with respect to such shares. This includes shares of Common Stock (a) subject to options exercisable within sixty (60) days, and (b) (1) owned by a person’s spouse, (2) owned by other immediate family members who share a household with such person, or (3) held in trust or held in retirement accounts or funds for the benefit of the such person, over which shares the person named in the table may possess voting and/or investment power. Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)	This executive officer and/or director maintains a mailing address at 400 Oser Avenue, Suite 150, Hauppauge, New York 11788.

(3)	Such person currently serves as a director of the Company.

(4)	Based on a Schedule 13D filed by Fintech Consulting LLC with the SEC on July 30, 2018. As stated in the Schedule 13D, Fintech Consulting LLC maintains a mailing address at 120 S. Wood Avenue, Suite 300, Iselin, New Jersey 08830.

(5)	Based on an Amendment to Schedule 13D filed by QAR Industries, Inc. and Robert Fitzgerald with the SEC on November 20, 2018. Based on the Amendment to Schedule 13D, Robert Fitzgerald is the President of QAR Industries, Inc. and the reporting persons maintain a mailing address at 101 SE 25th Avenue, Mineral Wells, Texas 76067.

(6)	Includes 139,200 shares owned by QAR Industries, Inc.

(7)	Mr. Christopher Hughes served as the Senior Vice President of the Company until July 5, 2017 at which time he was elected Chairman, President, Chief Executive and Treasurer of the Company.

(8)	Includes 5,566 shares held of record by Christopher Hughes’ wife, as to which Mr. Hughes disclaims beneficial ownership.

(9)	Based on a Schedule 13D filed by Philip J. LaBlonde with the SEC on August 11, 2016. Based on the Schedule 13D, Philip J. LaBlonde maintains a mailing address at 15120 Honors Circle, Carmel, Indiana 46033.

(10)	John G. Sharkey serves as the Vice President, Finance, Controller and Secretary of the Company.

(11)	Based on an Amendment to Schedule 13D filed by Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff with the SEC on October 10, 2018. Based on the Amendment to Schedule 13D, Zeff Capital, L.P. is the owner of the 437,774 shares reported on the Amendment; Zeff Holding Company, LLC is the general partner of Zeff Capital, L.P.; Daniel Zeff is the sole manager of Zeff Holding Company, LLC; and all of the reporting persons maintain a mailing address at 885 Sixth Avenue, New York, New York 10001.

(12)	Represents the same shares owned by Zeff Capital, L.P.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during the fiscal year ended May 31, 2018.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Relationship with Independent Registered Public Accountants

CohnReznick LLP has been appointed by the Company’s Audit Committee and Board as the independent registered public accounting firm for the Company to audit and report on the Company’s consolidated financial statements for the fiscal year ending May 31, 2019. CohnReznick LLP audited and reported on the Company’s consolidated financial statements for the year ended May 31, 2018. The Company expects that a representative of CohnReznick LLP will be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company’s Common Stock present at the Annual Meeting, in person or by proxy. Submission of the appointment of the independent registered public accounting firm to the stockholders for ratification will not limit the authority of the Audit Committee and Board to appoint another accounting firm to serve as the independent registered public accounting firm if the present accountants resign or their engagement is otherwise terminated. If the stockholders do not ratify the appointment of CohnReznick LLP at the Annual Meeting, the selection of CohnReznick LLP may be reconsidered by the Audit Committee and Board. The Audit Committee is responsible for approving the engagement of the Company’s independent registered public accounting firm to render audit or non-audit services prior to the engagement of the accountants to render such services.

The Board unanimously recommends a vote FOR the approval of the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accountants for the fiscal year ending May 31, 2019.

Audit Fees

The aggregate fees billed by CohnReznick LLP for professional services related to the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal years ended May 31, 2018 and 2017 and the review of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended May 31, 2018 and 2017 were $75,000 and $77,000, respectively.

Audit Related Fees

There were no fees billed by CohnReznick LLP for audit related services for the fiscal years ended May 31, 2018 or 2017.

Tax Fees

There were no fees billed by CohnReznick LLP for tax compliance, tax advice and tax planning during the fiscal years ended May 31, 2018 or 2017.

All Other Fees

There were non-audit related services of $6,000 billed by CohnReznick LLP for the fiscal year ended May 31, 2018, which related to review of the Company’s information returns filed with the Internal Revenue Service related to a foreign bank account. There were no fees billed by CohnReznick LLP related to any other non-audit services for the fiscal year ended May 31, 2017.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Company’s 2018 fiscal year with the Company’s management. The Audit Committee has separately discussed with CohnReznick LLP, the Company’s independent registered public accounting firm for the 2018 fiscal year, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with CohnReznick LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s 2018 fiscal year for filing with the Securities and Exchange Commission.

Members of the Audit Committee (1)

Brian J. Mangan, Chairman	Raymond A. Roel

William J. Kelly	Eric M. Stein

(1)	Ira D. Cohen was appointed to the Audit Committee effective September 2, 2018, subsequent to the Audit Committee’s recommendation to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018.

STOCKHOLDER PROPOSALS

The Company has been notified that Zeff Capital, L.P. (“Zeff”) intends to present proposals (the “Zeff Proposals”) for consideration at the Annual Meeting, (Proposals Nos. 3 through 5). Zeff submitted the proposals as set forth below, and we are presenting the proposals as they were submitted to us. While we take issue with certain of the statements contained in the proposals, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The Board unanimously recommends a vote AGAINST each stockholder proposal based on the reasons set forth in the Board’s statements in opposition following each stockholder proposal.

PROPOSAL 3 – NON-BINDING STOCKHOLDER PROPOSAL REQUESTING A DECLASSIFIED BOARD STRUCTURE

Zeff Capital, L.P., 885 Sixth Avenue, New York, New York 10001, has given notice that it intends to present for action at the Annual Meeting the following resolution:

“RESOLVED, that the stockholders of TSR, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the classification of the Board of Directors and to require that all directors be elected on an annual basis.”

The Board’s Statement in Opposition to Proposal No. 3

The Board recommends that stockholders vote “AGAINST” the Zeff Proposal relating to Board declassification.

The Board carefully considered the stockholder proposal and concluded, for the reasons noted below, that a classified board structure remains in the best interests of the Company and our stockholders.

Classified Board Promotes Continuity and Leadership Stability. The Company's classified Board is designed to promote continuity and stability of leadership to ensure that, at all times, a majority of the Company’s directors have prior experience with, and knowledge of, the Company’s operations, management and strategy. Board continuity is especially critical to developing, refining and executing our long-term strategic goals. The classified board structure helps directors to make sound strategic decisions in the long-term best interests of the Company and its stockholders, rather than focusing excessively on short-term results.

Classified Board Leads to High Quality Directors. A classified board strengthens the Company’s ability to recruit high quality directors who are willing to make a significant commitment to the Company and our stockholders for the long-term. The Board believes it is important that directors have the commitment to serve for an appropriate term given the initial and ongoing time investment required to properly understand our operations. Experienced directors who are knowledgeable about our business are better positioned to make decisions that are in the best interests of the Company and our stockholders.

Three-Year Terms Enhance the Board’s Independence and Long-Term Stockholder Focus. The Board also believes that a three-year term enhances the independence of our non-employee directors by providing them with more time to develop their understanding of, and experience with, the Company's business, making them less dependent on the views and perspectives of management. A longer term in office also helps insulate our directors against pressures from special interest groups that may be more focused on short-term results instead of the long-term interests of all stockholders. Our current board structure allows our directors to act independently with a long-term perspective and not be driven by concerns over annual nominations or elections, which helps enable them to resist short-term thinking. The freedom to focus on the long-term interests of the Company and our stockholders leads to greater independence, the cornerstone of good corporate governance.

The Company’s Classified Board Assists the Board in Maximizing Shareholder Value in the Event of an Unsolicited Takeover Attempt. In an unsolicited takeover situation, a classified board can enhance our ability to achieve the best results for all of our stockholders. For example, a classified board structure furthers the ability of our Board to ultimately achieve the best possible outcome for all stockholders by providing the time and leverage necessary for our Board to evaluate and consider the fairness of any takeover proposal, consider alternative proposals, and take appropriate action without being subjected to the undue pressure and threat of an imminent removal of a majority of members of the Board. Without a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single stockholders meeting and without paying an appropriate premium to our stockholders. An opportunistic hostile acquirer can abuse a temporary drop in our stock price below its long-term fair value such as may occur during lows in the business cycle to attempt to take over the Company at an inadequate price. While our classified board structure can help achieve and protect stockholder value, protect long-term stockholders from abusive takeover tactics and help safeguard against sudden and disruptive takeover efforts by third parties to quickly take control of the Board, it does not prevent unsolicited takeover proposals or the consummation of such transactions.  Zeff has even acknowledged in its preliminary proxy statement that “it may be beneficial for a company to have a classified board of directors” and provided as an example that “a classified board may reduce a company’s vulnerability to certain potentially abusive takeover tactics by encouraging potential acquirers to negotiate at arms-length with the board of directors.”

The efforts of the Insurgents to effect change at the Company by nominating directors in an attempt to gain control of the Company and, the Board believes, take actions that may not be in the best interests of all of the Company’s stockholders, illustrates the value of the Company’s classified Board. In the absence of the classified Board, it is possible that the Insurgents could have gained control of the Board at the Annual Meeting.

It is important to note Proposal 3 is a non-binding stockholder proposal only and the approval of this non-binding stockholder proposal would not declassify the Board. Declassifying the Board would require an amendment to the Company’s Certificate of Incorporation.

Vote Required

Adoption of this proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

After careful consideration, the Board believes that a classified board structure remains in the best interests of the Company and its stockholders.

Recommendation of the Board

For all of the foregoing reasons, the Board recommends that stockholders vote “AGAINST” this proposal. Proxies received by the Company will be voted “AGAINST” this proposal unless the stockholder specifies otherwise in the proxy.

PROPOSAL 4 – STOCKHOLDER PROPOSAL REGARDING INCREASES TO BOARD SIZE

Zeff Capital, L.P., 885 Sixth Avenue, New York, New York 10001, has given notice that it intends to present for action at the Annual Meeting the following resolution:

“RESOLVED, that Article III, Section 2 of the by-laws of TSR, Inc. is amended to read as follows (underline indicates additions):

Section 2. The number of directors which shall constitute the whole board shall be not less than three nor more than eight. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors (it being understood that the affirmative vote of at least 80% of the then-authorized number of directors will be required to (a) increase the number of authorized directors or (b) amend this Article III, Section 2) or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

RESOLVED, that Article III, Section 8 of the by-laws of TSR, Inc. is amended to read as follows (underline indicates additions):

Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws (including but not limited to the 80% vote requirement for increases to the number of authorized directors or to amend such requirement as provided by Article III, Section 2 hereof, it being understood that the affirmative vote of at least 80% of the then-authorized number of directors will also be required to amend this Article III, Section 8). If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.”

The Board’s Statement in Opposition to Proposal No. 4

The Board recommends that stockholders vote “AGAINST” the Zeff Proposal relating to the amendments to the Company’s by-laws regarding increases to board size.

The Board carefully considered the stockholder proposal and concluded, for the reasons noted below, that the proposed amendments to the bylaws would not be in the best interests of the Company and our stockholders.

The Board believes that Zeff’s proposal to amend the bylaws to require the affirmative vote of at least 80% of the then-authorized number of directors to increase the number of directors or amend Article II, Section 2 and make related amendments would undermine the ability of the Board to control the business and affairs of the Company and to protect all of the Company's stockholders. It would eliminate the Board’s ability to increase the board size (which is expressly permitted by the bylaws), even in cases where the Board determines that an increase in the board size is in the best interests of the Company and its stockholders. In effect, the 80% threshold would enable two directors to prevent the Board from increasing its size, even if such an increase was determined by the majority of the Board to be in the best interests of all stockholders. It is apparent to the Board that the 80% threshold was specifically chosen by Zeff to allow the two Zeff Class I director nominees, if elected, to be able to prevent increases to the size of the Board.

The Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and all stockholders. The Company has adopted policies and practices designed to ensure and encourage its independent exercise of such duty. The Company’s bylaws expressly provide that the number of directors shall be determined by a majority of the Board or by the stockholders at the annual meeting. Allowing a majority of the Board to determine the number of directors on the Board enables the Board to respond to changes in circumstances by adding individuals to the Board with expertise that may enhance the Board’s ability to manage the Company. Implementing Zeff’s proposed amendment would give a limited number of directors the ability to prevent a majority of the Board from increasing the size of the Board (even if the Board determines that such amendment is in the best interests of the Company and its stockholders). It is important that the Board's ability to act in the best interests of the Company and all stockholders not be limited in this manner. Therefore, the Board believes that this stockholder proposal serves to improperly empower a minority of the Board at the expense of the Board’s capacity to act independently in the directors’ exercise of their fiduciary duties, which the Board believes is Zeff’s intent in supporting this proposal.

Vote Required

Adoption of this proposal requires the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

After careful consideration, the Board believes that the proposed amendments to the bylaws are not in the best interests of the Company and its stockholders.

Recommendation of the Board

For all of the foregoing reasons, the Board recommends that stockholders vote “AGAINST” this proposal. Proxies received by the Company will be voted “AGAINST” this proposal unless the stockholder specifies otherwise in the proxy.

PROPOSAL 5 – STOCKHOLDER PROPOSAL REGARDING BYLAW RESTORATION

Zeff Capital, L.P., 885 Sixth Avenue, New York, New York 10001, has given notice that it intends to present for action at the Annual Meeting the following resolution:

“RESOLVED, that each provision or amendment of the by-laws of TSR, Inc. adopted by the Board of Directors without the approval of the stockholders after August 27, 2018 (the last date of purported changes), and prior to the approval of this resolution is repealed, effective as of the time that this resolution is approved by the stockholders.”

The Board’s Statement in Opposition to Proposal No. 5

The Board recommends that stockholders vote “AGAINST” the Zeff Proposal relating to repealing any bylaw amendments made since August 27, 2018.

The Board carefully considered the stockholder proposal and concluded, for the reasons noted below, that repealing any bylaw amendments made since August 27, 2018 would not be in the best interests of the Company and our stockholders.

The Board believes that Zeff’s proposal to repeal bylaw amendments that may be adopted by the Board after August 27, 2018 would undermine the ability of the Board to control the business and affairs of the Company and to protect all of the Company's stockholders, as it would eliminate the Board’s ability to adopt changes to the bylaws (which is expressly permitted by the bylaws), even in cases where the Board determines that the changes are in the best interests of the Company and its stockholders. While the proposal does not preclude the Board, after the Annual Meeting, from reconsidering any such amendments to the bylaws, it does not specifically provide for such consideration or review and it does specifically provide for the repeal of all amendments made during the relevant period. Whether such consideration occurs before or after the Annual Meeting, each of the members of the Board has fiduciary duties to the Company's stockholders, regardless of who designated such person as a nominee to the Board.

The Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and all stockholders. The Company has adopted policies and practices designed to ensure and encourage its independent exercise of such duty. The Company's bylaws expressly provide that the bylaws may be amended by the Board. It is important that the Board's ability to act in the best interests of the Company and all stockholders not be limited. Zeff's proposal would eliminate the ability of the Board to amend the bylaws prior to the Annual Meeting (even if the Board determines that such amendment is in the best interests of the Company and its stockholders). If the Board did not amend the bylaws between August 27, 2018 and the date of the Annual Meeting, this proposal would ultimately have no effect on the Company. The Board has not adopted any bylaw amendments since August 27, 2018 and does not currently anticipate that any additional bylaw amendments would be required prior to date of the Annual Meeting. However, the Board could determine in the future that an amendment is necessary and in the best interests of the Company’s stockholders. Therefore, the Board believes that this stockholder proposal has no purpose other than to limit Board actions otherwise permitted by the certificate of incorporation, bylaws and Delaware law that Zeff and its fellow insurgents may find disadvantageous in their efforts to assert control over the Company, even if such amendments would be beneficial to the Company's stockholders.

Vote Required

Adoption of this proposal requires the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

After careful consideration, the Board believes that repealing any bylaw amendments made since August 27, 2018 is not in the best interests of the Company and its stockholders.

Recommendation of the Board

For all of the foregoing reasons, the Board recommends that stockholders vote “AGAINST” this proposal. Proxies received by the Company will be voted “AGAINST” this proposal unless the stockholder specifies otherwise in the proxy.

OTHER INFORMATION

Stockholder Proposals for Next Annual Meeting

Any proposal that a stockholder of the Company intends to present at the next Annual Meeting of Stockholders and wishes to be included in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive office not later than                    , 20    . Pursuant to the Company’s Amended and Restated By-laws, as amended, the Company must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual meeting no later than 120 days prior to the anniversary of the date on which the Company released its proxy statement, which is the Anniversary Date, in connection with the prior year’s annual meeting to its stockholders; provided, however, in the event the annual meeting is scheduled to be held on a date more than 30 days before or after the Anniversary Date, the notice can be received not later than the close of business on the later of the 75th day prior to the scheduled meeting date or the 15th day following the day on which the public announcement of such annual meeting is first made by the Company. The Company is releasing its proxy statement for the Annual Meeting to its stockholders on                                , 2019. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

Form 10-K Annual Report

UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2018, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a stockholder of record on                                , 2019, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company’s stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788.

Householding

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Annual Report and Proxy Statement to multiple stockholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected stockholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and the Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Suite 150, Hauppauge, NY 11788, or call (631) 231-0333.

Other Business Solicitation and Expenses of Solicitation

The Board does not know of any other matters to be brought before the Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. The Company has also retained the firm of Alliance Advisors LLC to aid in the solicitation of banks, brokers, institutional and other stockholders for a fee of approximately $45,000 plus reimbursement of expenses. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Forward-Looking Statements

Certain statements in this Proxy Statement which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “demonstrate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “should,” and “will,” and similar expressions identify forward-looking statements. Such forward-looking statements are based upon the Company’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Specifically, forward-looking statements in this document may include, but are not limited to, the statements regarding TSR’s pursuit of one or more potential acquisitions and the potential impact on the Company or its profitability, the potential impact on the Company of being controlled by one or more of the Insurgents and the adoption of any of the proposals set forth herein. These and other forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual events to differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the factors and matters described in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Form 10-K, Forms 10-Q and Forms 8-K, which are available at www.sec.gov. The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Your cooperation in giving these matters your immediate attention and in returning your proxies will be appreciated.

By Order of the Board of Directors,

John G. Sharkey, Secretary
, 2019

GOLD PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TSR, INC.

400 OSER AVENUE, SUITE 150, HAUPPAUGE, NY 11788

The undersigned hereby appoints CHRISTOPHER HUGHES and JOHN G. SHARKEY or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (“TSR” or the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on the [●], 2019 at [9:00 a.m., at the Radisson Hotel 110 Vanderbilt Motor Parkway, Hauppauge, New York 11788], and all postponements or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat.

(Continued, and to be marked, dated and signed, on the other side)

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held XX XX , 2019.
The Annual Report and Proxy Statement is available at
http://www.viewproxy.com/tsr/2019

PLEASE MARK YOUR VOTE LIKE THIS ☒

The Board of Directors recommends you vote FOR the election of the following nominees as Class I Directors:

1.	Election of the following Class I Directors for a three (3) year term:

01 Ira D. Cohen	FOR ☐	WITHHOLD ☐
02 Raymond A. Roel	FOR ☐	WITHHOLD ☐

The Board of Directors recommends you vote FOR the following proposal:

2.	Ratification of appointment of CohnReznick LLP as the Company’s independent registered accountants for the 2019 fiscal year

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote AGAINST the following proposals:

3.	To approve the non-binding stockholder proposal requesting a declassified board structure

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the stockholder proposal regarding board size

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To approve the stockholder proposal regarding bylaw restoration

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	In accordance with their best judgment with respect to any other business that may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED UNDER PROPOSAL 1, A VOTE FOR THE APPROVAL OF PROPOSAL 2, A VOTE AGAINST STOCKHOLDER PROPOSAL 3, A VOTE AGAINST STOCKHOLDER PROPOSAL 4, AND A VOTE AGAINST STOCKHOLDER PROPOSAL 5.

Note: Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.

CONTROL NUMBER
	Signature	Date

	Signature, if held jointly	Date

▲PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▲

CONTROL NUMBER

INSTRUCTIONS AND OPTIONS FOR VOTING:

(

INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/TSRI Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.